Exhibit 99.1

FOR IMMEDIATE RELEASE

•  GLOBAL HEADQUARTERS:

200 INNOVATION WAY,

AKRON, OHIO 44316-0001

•  MEDIA WEBSITE:

WWW.GOODYEARNEWSROOM.COM

•  MEDIA CONTACT:

DOUG GRASSIAN

330.796.3855

DOUG_GRASSIAN@GOODYEAR.COM

•  ANALYST CONTACT:

CHRISTIAN GADZINSKI

330.796.2750

CHRISTIAN_GADZINSKI@GOODYEAR.COM

NEWS RELEASE

GOODYEAR ANNOUNCES SENIOR LEADERSHIP TRANSITION: MARK STEWART TO SUCCEED RICH KRAMER AS CEO

Kramer to Retire as Chairman, CEO and President

Laurette Koellner, Independent Lead Director, Named Board Chair

AKRON, Ohio, January 18, 2024 – The Goodyear Tire & Rubber Company (NASDAQ: GT) today announced that Mark Stewart has been elected Chief Executive Officer and President, effective January 29, 2024. He will succeed Richard J. Kramer, who previously announced his planned retirement from the company following 24 years of service, including 14 as Chairman, CEO and President. On the effective date, Laurette T. Koellner, Independent Lead Director of Goodyear’s Board since 2019, will become non-executive Board Chair, and Stewart will be added to the Goodyear Board as a director.

Stewart joins Goodyear from Stellantis, a leading global automaker and provider of innovative mobility solutions, where he served as Chief Operating Officer (COO) of North America and a member of the Group Executive Council, leading a business unit with more than 88,000 employees and more than $90 billion in revenue. During his tenure, Stewart led the region’s EV transformation, introducing the first electrified Jeep in the U.S. market, which remains the number one selling plug-in hybrid EV for three years running. Under his leadership, the region enjoyed significant, industry-leading increases in both margin and cash flow, despite the semiconductor shortage and a hyper-competitive U.S. market.

Previously, Stewart served as vice president, Customer Fulfillment, at Amazon, serving as the lead executive for customer fulfillment across 200 operations facilities in North America, leading operations, procurement, construction and engineering and teams dedicated to pursuing automation, artificial intelligence, advanced robotics and conveyance.

Prior to Amazon, Stewart was executive vice president and COO for ZF TRW Automotive, a role culminating from over two decades of increasing responsibility, starting with plant, production and quality management roles and advancing to lead Tower Automotive’s Western Europe business as executive vice president, TRW’s North America Passenger Car and Commercial Global Steering business as vice president and general manager and TRW’s Asia Pacific business as vice president. Over the course of his career, Stewart has overseen diverse manufacturing and fulfillment operations across the globe, and has been based in the U.S., Belgium, Germany and China.

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Koellner said, “Following an ongoing and active succession planning process culminating in a comprehensive search, the Board is confident Mark is the ideal CEO for Goodyear as we continue executing against the Goodyear Forward plan. Mark is a seasoned automotive executive and proven operator, with a track record of driving innovation and commercial excellence. He brings the perfect mix of international experience, history of successfully managing through business cycles and operational expertise, with a deep commitment to building strong, diverse and inclusive teams. We are pleased to welcome a leader of his caliber as we focus on our transformation plan to deliver profitable growth and long-term shareholder value.”

Stewart said, “I am honored and humbled to join Goodyear at such a pivotal time in its history. I have deep respect and admiration for everything Rich and the Goodyear team have accomplished together. Goodyear is an iconic company with an unmatched brand, industry-leading innovation and significant opportunity for growth. I am confident that Goodyear Forward is the right strategy to unlock the Company’s full potential in its next chapter. I look forward to working alongside the talented team around the globe as we drive sustainable and substantial value together.”

Koellner continued, “Over the course of 24 years with the Company and 14 years as CEO, Rich demonstrated an unwavering dedication to Goodyear, our customers and our associates. This commitment continued in full force following his notification to the board of his planned retirement, and is evidenced by the continued advancement of our business models and creation of clear competitive advantages over the last couple of years, as well as leading our strategic and operational review to set the company up for future success. On behalf of the Board of Directors, I thank Rich for his remarkable leadership at Goodyear and commitment to supporting a smooth transition.”

Kramer said, “It has been an honor and privilege to lead this great company during my 14 years as CEO. I am proud of Goodyear’s progress and am forever grateful to our associates, our customers and our partners, without whom none of our achievements would have been possible. I look forward to working with Mark through the transition.”

Kramer will continue to serve Goodyear in an advisory capacity to ensure a smooth transition.
About Mark Stewart

Mark Stewart brings an extensive background in the automotive industry and deep expertise in global operations management, with experience across business development, manufacturing, engineering and procurement. Most recently, Stewart served as COO of North America and a member of the Group Executive Council at Stellantis.

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Previously, Stewart served as Vice President, Customer Fulfillment at Amazon, where he led automation and AI efforts and spearheaded initiatives to eliminate waste and optimize the organization. Earlier in his career, he served as COO of ZF Group, where he oversaw $19 billion in revenue and held significant integration responsibilities and Vice President of TRW Automotive, where he oversaw operations in Belgium, France and Germany.

He spent the first years of his career in manufacturing, leading plants and operations for TRW Inc., and later Tower Automotive, Inc. Stewart earned an M.B.A. from The University of Tennessee-Knoxville and a B.E. in Electrical and Electronics Engineering from Vanderbilt University.

About Laurette Koellner

Laurette Koellner, former member of The Boeing Company Office of the Chairman, was elected to the Board of Directors of The Goodyear Tire & Rubber Company in 2015, becoming Independent Lead Director in 2019. While at Boeing, Koellner also served as President of Boeing International and President of Connexion by Boeing®. She has also served on six other boards and is currently a director for Celestica Inc. (since 2009), Papa Johns International, Inc. (since 2014) and Nucor Corporation (since 2015).

About The Goodyear Tire & Rubber Company

Goodyear is one of the world’s largest tire companies. It employs about 74,000 people and manufactures its products in 57 facilities in 23 countries around the world. Its two Innovation Centers in Akron, Ohio, and Colmar-Berg, Luxembourg, strive to develop state-of-the-art products and services that set the technology and performance standard for the industry. For more information about Goodyear and its products, go to www.goodyear.com/corporate.

Forward-Looking Statements

Certain information contained in this news release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. There are a variety of factors, many of which are beyond our control, that affect our operations, performance, business strategy and results and could cause our actual results and experience to differ materially from the assumptions, expectations and objectives expressed in any forward-looking statements. These factors include, but are not limited to: our ability to implement successfully our cost reduction and rationalization actions and other strategic initiatives, including the Goodyear Forward plan and any other initiatives that may be announced in the future; a prolonged economic downturn or period of economic uncertainty; increases in the prices paid for raw materials and energy;

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inflationary cost pressures; delays or disruptions in our supply chain or the provision of services to us; changes in tariffs, trade agreements or trade restrictions; actions and initiatives taken by both current and potential competitors; deteriorating economic conditions or an inability to access capital markets; a labor strike, work stoppage, labor shortage or other similar event; financial difficulties, work stoppages, labor shortages or supply disruptions at our suppliers or customers; the adequacy of our capital expenditures; foreign currency translation and transaction risks; our failure to comply with a material covenant in our debt obligations; potential adverse consequences of litigation involving the company; as well as the effects of more general factors such as changes in general market, economic or political conditions or in legislation, regulation or public policy. Additional factors are discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

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